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                                                                 Exhibit 4(d)(2)

            INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE
            -----------------------------------------------------

     THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, ("Instrument"), dated and effective as of February 1, 2001 (the "Effective Date"), among XEROX CORPORATION, a corporation organized under the laws of the State of New York (the "Company," and in its capacity as guarantor under the Indenture referred to below, the "Guarantor"), XEROX OVERSEAS HOLDINGS LIMITED, formerly known as Xerox Overseas Holdings PLC, a limited liability company organized under the laws of England and Wales ("Xerox Overseas"), XEROX CAPITAL (EUROPE) PLC, formerly known as Rank Xerox Capital (Europe) PLC, a public limited company organized under the laws of England and Wales ("Xerox Capital," and together with Xerox Overseas, the "Subsidiary Issuers," and each a "Subsidiary Issuer"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (the "Resigning Trustee"), and WILMINGTON TRUST COMPANY, a banking corporation organized under the laws of the State of Delaware (the "Successor Trustee"). The Company together with the Subsidiary Issuers, each in its capacity as an issuer of securities under the Indenture referred to below, are referred to herein as an "Issuer," and collectively the "Issuers." Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture as referred to below.

                                    RECITALS
                                    --------

     WHEREAS, pursuant to an Indenture, dated as of October 21, 1997(the "Indenture"), among the Issuers, the Guarantor and the Resigning Trustee, Xerox Capital issued its $500,000,000 5.75% Notes Due May 15, 2002 (Cusip 98411MAB4), its $500,000,000 5.875% Notes due May 15, 2004 (Cusip 98411MAA6) and its
$25,000,000 Medium Term Notes, Series E due April 24, 2008 (Cusip 98411PAA9); and Xerox issued its $600,000,000 5.5% Notes due November 15, 2003 (Cusip 984121AW3), its Medium Term Notes, Series E (Base Cusip 98412J) and its Medium Term Notes, Series F (Base Cusip 98412J) (collectively all such issued notes, the "Securities");

     WHEREAS, the Issuers appointed the Resigning Trustee as the trustee under the Indenture and in its capacity as the paying agent and registrar (in each such capacity, the "Paying Agent") of all Securities issued under the Indenture;

     WHEREAS, there is presently issued and outstanding $2,400,000,000 in aggregate principal amount of the Securities;



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     WHEREAS, the Indenture provides that the trustee may resign at any time with respect to any series of Securities and be discharged from the trusts created by the Indenture by notifying the Issuer of any and all such Securities and the Guarantor in writing;

     WHEREAS, the Indenture further provides that if the trustee resigns with respect to any Securities, the Issuer of the applicable series of Securities and the Guarantor, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee with respect to such applicable series of Securities;

     WHEREAS, the Resigning Trustee desires to resign as the trustee with respect to all Securities issued pursuant to the Indenture, and the Issuers and the Guarantor desire to appoint the Successor Trustee as trustee to succeed the Resigning Trustee as the trustee with respect to the Securities;

     WHEREAS, the Resigning Trustee will remain Paying Agent with respect to the Securities; the Calculation Agent pursuant to the Interest Calculation Agency Agreement, dated as of October 21, 1997, among the Issuers and the Resigning Trustee; and the Exchange Agent pursuant to the Exchange Rate Agent Agreement, dated as of October 21, 1997, among the Issuers and the Resigning Trustee; and

     WHEREAS, the Successor Trustee is willing to accept the appointment as trustee under the Indenture.

     NOW, THEREFORE, in consideration of the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Acceptance of Resignation of Resigning Trustee and Appointment of Successor Trustee. The Issuers and Guarantor having received written notice of the Resigning Trustee's request to resign as trustee pursuant to Section 8.07(b) of the Indenture, hereby accept the resignation of the Resigning Trustee as trustee under the Indenture. Pursuant to Section 8.07(e) of the Indenture, the Issuers and Guarantor acting pursuant to Board Resolution hereby appoint the Successor Trustee as trustee under the Indenture, and vest and confirm to the Successor Trustee all rights, powers, trusts, privileges, duties and obligations of the trustee under the Indenture.

     2. Issuers' and Guarantor's Representations and Warranties. Each Issuer and the Guarantor, as applicable, hereby represent and warrant to the Successor Trustee that:

     a. It is duly organized and validly existing and in good standing under all applicable law, and, this Instrument has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid, binding and enforceable obligation;

     b. It has not entered into any amendment or supplement to the Indenture, and the Indenture is in full force and effect;

     c. No Event of Default and no default exists under the Indenture;

     d. No covenant or condition contained in the Indenture has been waived by the Holders of a percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver;

     e. The Indenture was validly executed and delivered by it, and the Securities are validly issued securities of the Issuer; and



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     f. The execution and delivery of this Instrument do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, any (i) contract, agreement, indenture or other instrument (including, without limitation, its certificate of incorporation, by-laws and/or any and all other applicable organizational documents) to which it is a party or by which it or its property is bound, or (ii) any judgment, decree or order of any court or governmental agency or regulatory body or law, rule or regulation applicable to it or its property.

     3. Resigning Trustee's Representations and Warranties. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

     a. It has not entered into any amendment or supplement to the Indenture and the Indenture is in full force and effect;

     b. No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or by the Holders of a percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver;

     c. There is no action, suit or proceeding pending or threatened against the Resigning Trustee of which it has actual knowledge before any court or governmental authority arising out of any action or omission by the Resigning Trustee as trustee under the Indenture;

     d. It has made, or promptly will make, available to the Successor Trustee originals, if available, or copies in its possession, of all documents relating to the trusts created by the Indenture (the "Trusts") and all information in the possession of its corporate trust administration department relating to the administration and status of the Trusts and shall do such other things as the Successor Trustee may reasonably request to more fully vest and confirm in the Successor Trustee all the rights, powers, trusts, privileges, duties and obligations assigned and transferred hereby to the Successor Trustee;

     e. It has lawfully discharged its duties as trustee under the Indenture;

     f. Pursuant to Section 3.03 of the Indenture, it duly authenticated and delivered the Securities in an aggregate principal face amount of $2,400,000,000 and there is currently issued and outstanding $2,400,000,000 in aggregate principal amount of the Securities;

     g. As of the Effective Date, it holds no property or money in its capacity as trustee under the Indenture; and

     h. This Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee and constitutes its legal, valid, binding and enforceable obligation.

     4. Successor Trustee's Representations and Warranties. The Successor Trustee represents and warrants to the Resigning Trustee, the Issuers and the Guarantor that:

     a. It is qualified and eligible to serve as trustee under the Indenture and the Trust Indenture Act of 1939, as amended (the "Act"); and

     b. This Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee and constitutes its legal, valid, binding and enforceable obligation.



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     5. Acceptance by Successor Trustee. The Successor Trustee hereby accepts its appointment, as of the Effective Date, as successor trustee under the Indenture, and assumes, as of the Effective Date, all rights, powers, trusts, privileges, duties and obligations of the trustee thereunder, subject to the terms and conditions therein.

     6. Notice to Holders. Promptly after the Effective Date of this Instrument, the applicable Issuer shall give notice in accordance with Section 8.07(f) of the Indenture of the resignation of the Resigning Trustee and the appointment of the Successor Trustee.

     7. Assignment by Resigning Trustee. The Resigning Trustee hereby confirms, assigns, transfers, delivers and conveys, as of the Effective Date, to the Successor Trustee, as successor trustee under the Indenture, upon the Trusts expressed in the Indenture, all rights, powers, trusts, privileges, duties and obligations, which the Resigning Trustee, as trustee now holds under and by virtue of the Indenture, and shall pay over to the Successor Trustee, any and all property and moneys held by the Resigning Trustee under and by virtue of the Indenture, subject to the lien provided by Section 8.05 of the Indenture, which lien the Resigning Trustee expressly reserves to the fullest extent necessary to secure the Issuers' and the Guarantor's obligations under said section to the Resigning Trustee, which lien shall also secure the Issuers' and the Guarantor's obligations under said section to the Successor Trustee. Not withstanding any other provision in this Instrument, the Resigning Trustee shall continue to act as Paying Agent under the Indenture to the extent that the Resigning Trustee acts as Paying Agent under any series of Securities, and the Successor Trustee assumes none of the obligations or duties of the Paying Agent in the Indenture.

     8. Indemnification

     a. The parties to this Instrument agree that this Instrument does not constitute an assumption by the Successor Trustee of any liability of the Resigning Trustee arising out of any breach by the Resigning Trustee in the performance of its duties as trustee under the Indenture.

     b. The Company, Xerox Capital and Xerox Overseas agree jointly and severally to pay or indemnify, as applicable, the Successor Trustee and save the Successor Trustee harmless from and against any and all costs, claims, liabilities, losses or damages whatsoever (including the reasonable fees, expenses and disbursements of the Successor Trustee's legal counsel and other advisors) arising out of the actual, alleged or adjudicated actions or omissions of the Resigning Trustee that the Successor Trustee may suffer or incur as a result of the Successor Trustee accepting this appointment and acting as successor trustee under the Indenture. The Successor Trustee will furnish to the Company, promptly upon receipt, all documents with respect to any action the outcome of which would make the indemnity provided for in this paragraph operative. The Successor Trustee shall notify the Company in writing of any claim for which it may seek indemnity.

     c. As security for the performance of the obligations of the Issuers and the Guarantor under this Section 8 and under Section 8.05 of the Indenture, the Successor Trustee shall have a lien prior to the Securities of such Issuer upon all property and funds held or collected in respect of such Securities of such Issuer by the Trustee as such.

     9. Further Assurances. The Issuers, the Guarantor and the Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee, as successor trustee under the Indenture, said rights, powers, trusts, privileges, duties and obligations agrees, upon reasonable


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request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required for more fully and certainly vesting and confirming to the Successor Trustee all rights, powers, trusts, privileges, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture.

     10. Survival of Certain Obligations of the Company. Notwithstanding the resignation of the Resigning Trustee, the Issuers and the Guarantor shall remain obligated under the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its trusteeship under the Indenture, and nothing contained in this Instrument shall in any way abrogate the obligations of the Issuers or the Guarantor to the Resigning Trustee under the Indenture or any lien created in favor of the Resigning Trustee thereunder.

     11. Corporate Trust Office. Reference in the Indenture to the "Corporate Trust Office" of the Resigning Trustee or other similar terms shall be deemed to refer to the Corporate Trust Office of the Successor Trustee at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 or any other office of the Successor Trustee at which, at any particular time, its corporate trust business shall be principally administered.

     12. Notices. All notices, whether faxed or mailed will be deemed received when sent pursuant to the following instructions:

           TO THE SUCCESSOR TRUSTEE:
           WILMINGTON TRUST COMPANY
           Attn:  Corporate Trust Administration
           Rodney Square North
           1100 North Market Street
           Wilmington, Delaware 19890
           TELEPHONE:  (302) 651-1343
           TELECOPIER:  (302) 651-8882


           TO THE RESIGNING TRUSTEE:
           CITIBANK, N.A.
           111Wall Street, 14th Floor
           New York, New York 10005
           TELEPHONE:  (212) 657-7805
           TELECOPIER:  (212) 657-4009

           TO THE COMPANY:
           XEROX CORPORATION
           800 Long Ridge Road
           Stamford, Connecticut 06904
           Attn:  Assistant Treasurer
           TELEPHONE:  (203) 968-4653
           TELECOPIER:  (203) 968-3972

           TO XEROX OVERSEAS:
           XEROX OVERSEAS HOLDINGS LIMITED
           Bridge House, Oxford Road
           Uxbridge, Middlesex UB8 1HS,
           United Kingdom
           TELEPHONE:  011 44(0) 1895 251133
           TELECOPIER:  011 44(0) 1895 845472

           (with a copy to the Company)



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           TO XEROX CAPITAL:
           XEROX CAPITAL (EUROPE) PLC
           Bridge House, Oxford Road
           Uxbridge, Middlesex UB8 1HS,
           United Kingdom
           TELEPHONE:  011 44(0) 1895 251133
           TELECOPIER:  011 44(0) 1895 845472

           (with a copy to the Company)

     13. Effective Date. This Instrument and the resignation, appointment and acceptance effected hereunder shall be effective as of the close of business on the Effective Date.

     14. Governing Law. This Instrument shall be governed by and construed in accordance with the laws of the State of New York.

     15. Counterparts. This Instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Instrument to be effective as of the day and year first above written.

                                       WILMINGTON TRUST COMPANY,
                                       Successor Trustee

                                       By:   _____________________________
                                       Name:
                                       Title:


                                       CITIBANK, N.A.,
                                       Resigning Trustee

                                       By:   _____________________________
                                       Name:
                                       Title:


                                       XEROX CORPORATION,
                                       Company

                                       By:   _____________________________
                                       Name:
                                       Title:


                                       XEROX OVERSEAS HOLDINGS LIMITED,
                                       Issuer

                                       By:   _____________________________
                                       Name:
                                       Title:


                                       XEROX (CAPITAL) EUROPE PLC,
                                       Issuer

                                       By:   _____________________________
                                       Name:
                                       Title:





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